Acies Corporation Appoints Jeffrey A. Tischler as Chief Financial Officer


NEW YORK, May 9, 2005 (PRIMEZONE) - Acies Corporation (OTCBB: ACIE), which specializes in payment processing and online banking services to small, medium, and large-size merchants across the United States, announced today that its Board of Directors appointed Jeffrey A. Tischler as its Chief Financial Officer on May 6, 2005.

Prior to joining Acies, Mr. Tischler was Vice President of Asta Funding, Inc. (NASDAQ: ASFI), a consumer receivables asset management company, where his responsibilities included involvement in operational and financial functions ranging from strategic planning to strengthening the company's infrastructure. From 1993 to 2000, Mr. Tischler was Executive Vice President and Chief Financial Officer of LandAmerica Financial Group, Inc. (NYSE: LFG), including serving as Executive Vice President and Chief Financial and Administrative Officer of LandAmerica's acquired predecessors, Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. From 1980 to 1993, Mr. Tischler was with Reliance Group Holdings, Inc., where he held the position of Vice President of Financial Planning and Analysis. A certified public accountant, Mr. Tischler was a senior accountant with KPMG Peat Marwick from 1978 to 1980.

Oleg Firer, President and Chief Executive Officer of Acies Corporation said, "As our company has grown, so has our need for an experienced chief financial officer. With Jeff Tischler's extensive background in publicly traded financial services companies, and as an operations-oriented chief financial officer, we believe he will add significant strength to our management team. We anticipate that Jeff's capabilities in acquisitions, strategic planning, investor relations, internal controls and the raising and management of capital will prove invaluable to our company as we continue to work toward our goals of profitable growth and maximizing value for our shareholders."

Mr. Tischler received an M.B.A. degree in Finance and Accounting from the University of Rochester's Simon School of Business in 1978, and a B.A. in Economics from the University of Rochester in 1977.

"I am extremely pleased to be taking on the chief financial officer responsibilities during such an exciting period in the company's growth and development," said Mr. Tischler. "I look forward to working with the entire Acies team as we continue to build upon the company's strong, solid foundation."


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About Acies Corporation

Acies, Inc. ("Acies"'), a wholly owned subsidiary of Acies Corporation (OTCBB:
ACIE), is a financial services company that specializes in payment processing services and online banking services to small, medium, and large-size merchants across the United States. Acies' payment processing services enable merchants to process Credit, Debit, Electronic Benefit Transfer (EBT), Check Conversion, and Gift & Loyalty transactions. Acies also offers traditional and next-generation point-of-sale (POS) terminals, which enable merchants to utilize Acies' payment processing services. Acies' banking services offer customers traditional banking services, ability for customers to apply for an on-line bank account and pay bills electronically.

For more information, visit http://www.aciesinc.com.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Contact:
Acies Corporation
Oleg Firer, President & CEO
(212) 931-5177
oleg@aciesinc.com